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                                                                    Exhibit 10.1

                        MASTER CREDIT FACILITY AGREEMENT

     THIS MASTER CREDIT FACILITY AGREEMENT dated as of February 14, 2003 (as it may be amended from time to time, this "Agreement") is entered into by and between FIRST NATIONAL BANK OF COLORADO, a national banking corporation, together with any assigns thereof or successor thereto (hereinafter called "Bank" or "the Bank") and CHAMPPS ENTERTAINMENT, INC., a Delaware corporation duly registered to conduct business in the State of Colorado (hereinafter called "Borrower").

                                    RECITALS

     WHEREAS, Borrower wishes to borrow funds from the Bank to finance various activities of Borrower in connection with Borrower's restaurant business, including for working capital and for interim financing for construction of and improvements at new restaurant locations, and the Bank is willing to lend such funds, on the terms and conditions set forth herein; and

     WHEREAS, to induce the Bank to lend such funds, Borrower is granting to the Bank a security interest in certain property and rights of Borrower relating to its restaurant business as set forth below; and

     WHEREAS, the Bank and the Borrower desire to set forth their agreements and other provisions relating to the terms of the credit facility being provided by the Bank; and

     WHEREAS, the Borrower is today executing a promissory note payable to the Lender in the amount of the credit extended to the Borrower for its working capital;

     NOW, THEREFORE, in consideration of the recitals above and the covenants and promises contained herein, the receipt and sufficiency for which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. THE LOAN. The Bank agrees, upon compliance by Borrower with the terms and conditions hereof, to make a loan or loans (collectively, the "Loan") to the Borrower in the principal amounts and during the period set forth below:

          a. A loan in the amount of Two Million Dollars ($2,000,000.00) as a working capital line of credit for Borrower's benefit only ("Working Capital Line of Credit"), to be evidenced by a Revolving Promissory Note of even date herewith in the form attached hereto as Exhibit A in the face amount of $2,000,000.00 ("$2,000,000 Note"); and

          b. A loan in the aggregate amount of Six Million Dollars ($6,000,000.00) as an interim line of credit for financing of construction of and improvements at new restaurant locations ("Construction Line of Credit"), to be evidenced by separate promissory notes for each new restaurant location in the form attached hereto as Exhibit B which shall be due and payable in full on the date which is ninety (90) days from the date of estimated substantial completion of

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such construction and improvements (each such promissory note being referred to as a "Construction Note" and collectively referred to as "the Construction Notes").

The $2,000,000 Note and the Construction Notes are collectively referred to herein as "the Notes."

     The Loan will be evidenced by the Notes, together with Assignment and Estoppel Agreements, UCC Financing Statements, and other documents executed in connection with, or pertaining to, the Loan, the Notes, or this Agreement, and any extension, renewal, and/or modification of any such instrument or document. The Notes, the Assignment and Estoppel Agreements, and all other documents executed in connection therewith, or pertaining to, the Loan, the Notes, or this Agreement, and all extensions, renewals, or modifications of all such instruments or documents shall hereinafter be referred to collectively as the "Loan Documents."

     Borrower agrees to pay the principal amount of the Loan and interest thereon on the dates and in the amounts set forth in the Notes which the Borrower signs and delivers to the Bank.

     To secure the repayment of the Construction Notes, Borrower shall pledge and assign to the Bank all of its right, title and interest now existing or hereafter arising, in and to the tenant construction allowance described and referred to under the leases ("Tenant Construction Allowance"), together with all present and future rights, benefits and claims arising therefrom. Further, the Borrower shall convey, transfer and assign to the Bank, its successors and assigns, all of the Borrower's right, title and interest, if any, now existing or hereafter arising, in and to any other rights to payment, credits, refunds, reimbursements, escrow funds, escrow accounts, deposits, or other cash relating to the leases and/or the leased premises, and all other sums due by the landlords to the Borrower, including, without limitation, insurance proceeds, condemnation proceeds, and all causes of action therefor relating to or arising from the Premises ("Tenant Funds"). The Tenant Construction Allowances and the Tenant Funds are hereinafter referred to as the "Collateral."

     2. BUSINESS LOAN. Borrower agrees that Borrower will use the proceeds of the Loan only for the business purposes specified in Section 1 above. The proceeds of the Loan will not be used for any other purpose, including, without limitation, for personal, family, household or consumer purposes.

     3. FEES. Borrower agrees to pay each of the fees described in Exhibit C attached hereto and incorporated herewith by this reference, which fees shall be payable in immediately available funds on the date of the initial funding of the Loan or on such other day as is specified in Exhibit C. Borrower hereby expressly acknowledges that all such fees are non-refundable and shall not in any way serve as a credit to the Borrower under the Notes, this Agreement, or any other Loan Documents, it being understood and agreed by the Borrower that said fees are earned in full by the Bank and/or incurred by the Bank on or before the date of this Agreement. Nothing in this Section 3 shall be construed to limit the reimbursement of fees and reasonable expenses due the Bank as is otherwise provided for in this Agreement.

     It is hereby understood and agreed that the Bank will not charge an annual review fee for the Working Capital Line of Credit. However, the Bank shall charge an annual review fee to the

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Borrower on the Construction Line of Credit. Said fee shall be no less than
Fifteen Thousand Dollars ($15,000.00), but no greater than Thirty Thousand Dollars ($30,000.00) per year, to be determined in the Bank's sole discretion. The Bank shall provide the Borrower ten (10) days' prior written demand therefor. Borrower shall not be entitled to any rebate, discount or proration of the fees due to partial reductions or payoffs, if any, of the Loan.

     Additionally, the Bank shall charge fees in connection with the issuance of Letters of Credit issued on behalf of the Borrower during the term of the Loan, said fees to be in addition to the fees and expenses provided for in this
Section 3.

     4. CONDITIONS PRECEDENT TO LOAN. The obligation of the Bank to make the Loan pursuant to Section 1 of this Agreement is subject to satisfaction of the following conditions precedent (unless otherwise expressly waived by the Bank in writing) on or before the date of this Agreement, in each case in form and substance satisfactory to the Bank:

          a. Lender shall have received all fees payable pursuant to Section 3 above.

          b. The Bank shall have received lien searches on the Borrower and such other parties as the Bank may require, showing that the accounts receivable owned by the Borrower are free from all security interest, liens, and encumbrances, except for the prior security interest in favor of the Bank, such searches to be updated coincident with the Bank's annual review of the Loan.

          c. The Bank shall have received evidence that the Borrower is registered as a foreign corporation to do business in the State of Colorado and is currently in good standing with the Colorado Secretary of State's office. Further, the Borrower shall have provided to the Bank a copy of the Articles of Incorporation and Bylaws.

          d. The Borrower shall provide to the Bank its resolution, signed by the Board of Directors and otherwise in the form approved by the Bank and its legal counsel, authorizing the Borrower to execute and deliver this Agreement, the Notes, and all other documents now or hereafter to be signed by the Borrower in connection with the Loan.

          e. The Bank shall have received the $2,000,000 Note duly executed by the Borrower.

          f. The Bank shall have received evidence of filing of Uniform Commercial Code Financing Statements in satisfactory form in the appropriate offices and such other action required by the Bank to perfect and protect the security interests, if any, granted by this Agreement or any of the Loan Documents.

          g. The Bank shall have received the Auto Debit Form covering the Borrower's Account Nos. 701003511 and 701002834, duly executed by the Borrower.

          h. The Bank shall have received evidence of insurance in a form acceptable to the Bank and naming the Bank as an additional insured, mortgagee and loss payee thereon, as to Borrower's commercial general liability insurance, and its umbrella liability insurance, and its commercial property insurance covering all of the Borrower's restaurant locations (including real

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and personal property thereon) and evidencing commercial general liability and/or umbrella insurance in an aggregate amount not less than $25,000,000.00.

          i. The representations set forth in this Agreement and the other Loan Documents shall be true and correct on the day of the making of the Loan (or any portion thereof) as if made on such date. No default (as defined below) shall exist or will result from the making of the Loan. No material adverse change affecting the Borrower shall have occurred.

     The acceptance by the Borrower of funding of the Loan (or any portion thereof) shall be deemed to constitute a representation by the Borrower to the Bank that the conditions precedent to the Loan set forth in this Section 4 are satisfied. It is expressly understood and agreed by the Borrower that, if Borrower has not satisfied all of the requirements prior to the date of funding of the Loan, time being of the essence, or if Borrower has breached the observance or performance of any of its undertakings, warranties or representations in connection with the Loan, or if Borrower is in default under this Agreement, the Bank shall have the right, without giving prior notice to the Borrower to cancel its loan commitment dated November 25, 2002 ("Loan Commitment"), to the Borrower and to terminate all of its obligations under this Agreement (including, without limitation, the obligation to make any advance or disbursements of the Loan proceeds), whereupon the Bank shall have the right to retain any fees collected and pursuant to any other and further legal and equitable remedies available to the Bank.

     5. ADVANCES UNDER WORKING CAPITAL LINE OF CREDIT. The Borrower shall be entitled to advances of principal from time to time under the Working Capital Line of Credit ("Working Capital Advance(s)") subject to the terms and conditions provided in this Section 5. The Bank shall disburse each Working Capital Advance to the Borrower within two (2) days after receipt by the Bank of requests therefor from the Borrower (which may be made in writing, by electronic transmission, or verbally if confirmed in writing) and satisfaction of all terms and conditions under this Agreement for the Working Capital Advance. The $2,000,000 Note is intended as a revolving line of credit, and any principal repaid by the Borrower in accordance with the terms of the $2,000,000 Note may be redrawn by the Borrower, subject to the terms and conditions for Working Capital Advances.

     Notwithstanding anything to the contrary contained within the $2,000,000 Note and/or this Agreement, the Bank shall have no obligation to make any Working Capital Advances in any of the following events:

          a.   At any time after the Due Date of the $2,000,000 Note;

          b. If the unpaid principal under the $2,000,000 Note is paid in full, and Borrower notifies the Bank in writing of its intention to terminate its use of the Working Capital Line of Credit, in which event the $2,000,000.00 Note shall terminate; or

          c. If there exists any Event of Default by the Borrower under the $2,000,000 Note, this Agreement, or any of the Loan Documents, or any event with which the passage of time or the giving of notice would constitute a default under the $2,000,000 Note, this Agreement, or any of the Loan Documents. No advances shall be made in an amount less than

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$10,000.00. Moreover, for each of Borrower's fiscal quarters, Borrower shall observe no less than ten (10) days during which no advances may be made on the $2,000,000 Note.

     The Borrower and the Bank hereby acknowledge that the Bank may, from time to time, issue one or more letters of credit when requested by the Borrower. The issuance of any letter of credit shall be in the sole discretion of the Bank and shall be subject to the Bank's conditions precedent and under such terms as the Bank shall determine from time to time. The face amount(s) of any letter(s) of credit issue at the request of the Borrower shall reduce the amount available to the Borrower on its Working Capital Line of Credit as of the date(s) such letter(s) of credit issue. The Bank may charge the Borrower fees for the issuance of such letters of credit (except as to the first one or more letter(s) of credit totaling, in the aggregate, $1,000,000.00) which the Borrower has requested the Bank to issue, the fee for which letter(s) of credit are subsumed in the origination fee to be collected by the Bank for the Working Capital Line of Credit), and it is further understood and agreed that such fees shall be in addition to the fees required by the Bank as set forth in Section 3 above.

     6. CONDITIONS PRECEDENT TO ADVANCES ON CONSTRUCTION LINE OF CREDIT. The Construction Line of Credit is intended as a revolving line of credit, and any principal repaid by the Borrower may be redrawn to fund construction on other (but not the same) restaurant locations, it being expressly understood that once the Bank has advanced funds on any one restaurant location (as evidenced by a Construction Note) the Bank shall have no obligation to advance additional funds to Borrower under another Construction Note for that location. The obligation of the Bank to make advances on the Construction Line of Credit or any of the Construction Notes ("Construction Advance(s)") is subject to satisfaction of the following conditions precedent (unless otherwise expressly waived by the Bank in writing) on or before the requested date for the Construction Advance, in each case in form and substance satisfactory to the Bank:

          a. The payment by the Borrower of the Bank's reasonable fees and expenses payable by the Borrower pursuant to this Agreement and for which the Bank has presented an invoice to the Borrower;

          b. Absence of any material adverse change in the financial condition, business or prospects of the Borrower, considered as a whole, since the date of the initial funding of the Loan (or, with respect to the conditions precedent to the initial funding, from the condition or business reflected in the financial statements, reports, and other information obtained by the Bank during its review of the Borrower and its then existing restaurant locations);

          c. Absence of any Event of Default or the existence of any fact or circumstance which, upon the passage of time or the giving of notice, or both, would constitute an Event of Default, after giving effect to the request for an advance;

          d. Receipt by the Bank of evidence satisfactory to the Bank that the Borrower is not insolvent (within any meaning of any applicable federal or state laws relating to bankruptcy or fraudulent transfers); will not be rendered insolvent by the transactions contemplated by the Loan Documents; after giving effect to such transactions, will not be left with an unreasonably small amount of working capital with which to engage in its business or undertaking; will not

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incur, have intended to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature, and will not have intended to hinder, delay or defraud any existing or future creditor;

          e. Receipt by the Bank of a writing from the Borrower that truth and correctness of all representations and warranties made by the Borrower in this Agreement and the other Loan Documents in all material respects as of the requested funding date with the same force and effect as if such representations and warranties had been made on and as of the requested date for the Construction Advance;

          f. Absence of any pending or threatened condemnation or other taking, whether direct or indirect, against any leased premises for which the Construction Advance is made, and absence of any casualty to the leased premises as of the requested date for the Construction Advance;

          g. Receipt and approval by the Bank of a current project time line and a status report (showing, for each Construction Advance on a Construction Note, the percentage of construction completed);

          h. Receipt by the Bank of a Promissory Note in the amount of the request, in the form attached hereto and incorporated herewith as Exhibit B;

          i. Receipt by the Bank of a copy of the executed Lease for each location for which Borrower requests a Construction Advance, and approval by the Bank in its reasonable discretion of such Lease(s);

          j. Receipt by the Bank of an Assignment and Estoppel Agreement and a Consent to Assignment, in the forms attached hereto and incorporated herewith as Exhibits D-1 and D-2, or in such other form as the Bank may approve in its sole discretion, completed and signed by both the Borrower and the landlord of the location for which the Borrower is requesting a Construction Advance;

          k. Receipt by the Bank of funds in the amount of the Bank's reasonable legal fees incurred in connection with the negotiation and execution of each Consent to Assignment and Estoppel as provided in subsection (j) immediately above; and

          l. Receipt by the Bank of such other documents, instruments, approvals (and, if requested by the Bank, certified duplicates of executed copies thereof) and opinions as the Bank may reasonably request.

     In no event shall the Bank be required to commit to lend and advance to the Borrower for any one new restaurant location a sum greater than the amount of the Tenant Construction Allowance to be paid to the Borrower by its landlord for that new location, it being understood that the Bank shall at all times be fully collateralized on the Construction Line of Credit (or so much thereof as may be advanced).

     7. CROSS-DEFAULT. Any default by the Borrower in the performance or observance of any covenant, condition, or obligation of this Agreement shall be deemed a default or event of

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default under the Notes, entitling the Bank (upon the expiration of any grace period provided for in the Notes or any other Loan document) to exercise any or all remedies available to the Bank under the terms of any or all of the Loan Documents, and any default or event of default under any other Loan Document shall be deemed an Event of Default under this Agreement, entitling the Bank (upon the expiration of any such grace period) to exercise any or all remedies provided for in this Agreement. Failure by the Bank to exercise any right which it may have hereunder shall not be deemed a waiver thereof unless so agreed in writing by the Bank, and the waiver by the Bank of any Event of Default by the Borrower hereunder shall not constitute a continuing waiver or a waiver of any other default or of the same default on any future occasion.

     8. BORROWER'S GENERAL COVENANTS. During the term of the Loan (and unless otherwise specified herein), Borrower covenants and agrees as follows:

          a. Permits and Legal Requirements. The Borrower will comply with and keep in effect all permits and approvals obtained from any governmental authorities or agencies that relate to the lawful operation of the Borrower's restaurant business and/or any of its restaurant locations and which are material to Borrower's restaurant business, the sale of liquor, and/or its operations. The Borrower will comply with all existing and future laws, regulations, orders and requirements of all governmental, judicial or legal authorities having jurisdiction over the Borrower's restaurants and the properties on which Borrower's restaurants are located, and with all recorded restrictions affecting said properties.

          b. No Encumbrances. Borrower agrees not to allow, suffer or cause any encumbrances to be placed upon (i) any Collateral to secure the Loan, and
(ii) any interest in the Borrower, whether the same be done by or through the Borrower, or any other third party whatsoever.

          c. Protection Against Lien Claims. The Borrower will promptly pay and discharge all claims and liens against the restaurant locations which arise through or under the Borrower or out of any work provided Buyer on behalf of the Borrower.

          d. Insurance. The Borrower shall carry and maintain, at its sole cost and expense, a policy or policies of insurance of the types and amounts as hereinbelow set forth:

               i. Comprehensive public liability (including broad form contractual liability coverage in support of the indemnity provisions contained herein), property damage insurance and products liability insurance insuring against claims for personal injury, sickness, disease or death, and property damage suffered in or about the Premises, including independent contractor coverage, with a combined single limitation of coverage in an amount of not less than One Million Dollars ($1,000,000.00) per occurrence, and an aggregate of not less than Five Million Dollars ($5,000,000.00) which policies shall contain deductibles in amounts of not more than Two Hundred Fifty Thousand Dollars ($250,000.00);

               ii. Umbrella excess liability coverage insurance in an amount of not less than Fifteen Million Dollars ($15,000,000.00) per occurrence and Twenty Million Dollars ($20,000,000.00) in the aggregate;

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               iii. Fire and extended coverage insurance and improvements and betterments insurance covering Borrower's personal property, fixtures, improvements, wall coverings, floor coverings, window coverings, alterations, furniture, equipment, lighting, ceilings, heating, ventilation and air conditioning equipment, interior plumbing, plate glass and any other items installed by Borrower or which constitute non-building standard improvements, against loss or damage by fire, windstorms, hail, earthquakes, explosion, riot, damage from aircraft and vehicles, smoke damage, vandalism and malicious mischief and such other risks as are from time to time covered under "extended coverage" endorsements and special extended coverage endorsements commonly known as "all risks" endorsements, in an amount equal to the greater of the full replacement value with deductible amounts not to exceed Twenty-five Thousand Dollars ($25,000.00);

               iv. Business income insurance in amounts equal to the expected income for the Borrower's business covering all actual losses sustained;

               v. State Worker's Compensation in the statutorily mandated amounts, and employer's liability insurance coverage, or other similar coverage, with a combined single limitation of coverage in an amount of not less than Five Hundred Thousand Dollars ($500,000.00) per occurrence.

     All insurance shall be written by an insurance company or companies rated A, class size X, or better (or other ratings acceptable to the Bank in its reasonable discretion) in the most current issue of A.M. Best's Insurance Reports, and which is licensed to do business in the states in which the Borrower conducts its business and is domiciled in the United States. All standard policies or certified copies of same shall contain standard mortgagee clauses (without contribution) in favor of the Bank and shall be deposited with the Bank as evidence of such insurance until the Loan is fully paid. The Borrower shall deliver certified copies of all such policies and all endorsements thereto, certified as true and complete by the issuer thereof, prior to the date of any advances under the Notes or, in the case of renewals thereto, fifteen (15) days prior to the expiration of the prior insurance policy, together with evidence from the insurer that the premiums for such policies are paid up to the then current date, and that no cancellation, material change or non-renewal thereof shall be effective except upon thirty
(30) days' prior written notice from the insurer to the Bank and its designees. The Borrower's failure to provide and maintain in force the insurance provided for herein or to provide the Bank with satisfactory evidence thereof, shall be regarded as a default hereunder, entitling the Bank to exercise any or all of the remedies provided in this Agreement upon the occurrence of an Event of Default.

          e. Leases. The Borrower shall promptly provide to the Bank full and complete photocopies of all new leases and modifications, extensions and terminations of all leases which are entered into by the Borrower and for which the Bank shall advance (or has advanced) funds under the Construction Line of Credit.

          f. The Bank's View and Inspection of Restaurants. Borrower agrees to permit the Bank or its agents to visit and inspect any or all of the restaurant locations at any time during the term of the Loan.

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          g.   Taxes. Borrower shall keep current and promptly pay when due all taxes, charges, dues, assessments and impositions of any kind and nature for or concerning the Borrower's business and/or the restaurant locations which Borrower is obligated to pay to all taxing authorities having jurisdiction over the Borrower and/or its restaurant locations.

     9. ACCOUNTING AND FINANCIAL COVENANTS. During the term of the Loan (unless otherwise specified herein), Borrower covenants and agrees as follows:

          a. The Borrower shall keep true and correct financial books and records of its business. The Borrower shall promptly supply the Bank with any financial statements or other information concerning its affairs and properties (real and personal) as the Bank may reasonably request, and shall promptly notify the Bank of any material adverse change in the Borrower's financial condition or in the physical condition of the premises described in the Assignment and Estoppel Agreement(s) and/or any improvements thereon. In any event, within one hundred fifty (150) days of the Borrower's fiscal year end (which is June 30), the Borrower shall provide to the Bank financial statements that are prepared in accordance with and in full compliance with Generally Accepted Accounting Principles ("GAAP"), and such other information at such time or thereafter as may be reasonably requested by the Bank, including, without limitation, cash flow projections for the upcoming fiscal year, operating, income, and expense statements for the prior fiscal year.

          b. Within forty-five (45) days of the end of each fiscal quarter, the Borrower shall provide the Bank with financial statements which are prepared in accordance with and in full compliance with GAAP.

          c. Borrower shall maintain, and Borrower's financial statements shall reflect, a minimum ratio of the Borrower's Funded Debt to Tangible Net Worth of not more than 1.25:1. As used herein, the term "Funded Debt" shall mean the amount of all interest bearing debt of the Borrower (including the amount of capitalized leases classified under GAAP as long term interest bearing debt), excluding the amount of all convertible subordinated notes issued by the Borrower. The term "Tangible Net Worth" shall mean the total equity of the Borrower (including the convertible subordinated notes, if subordinate to the Bank's interests) minus the value of goodwill shown on its balance sheet from time to time.

          d. Within forty-five (45) days of the end of each fiscal quarter, Borrower shall report a ratio of Funded Debt (annualized) divided by Earnings Before Income Taxes, Depreciation and Amortization for the trailing twelve (12) months of not more than 2:1.

          e. The Borrower shall maintain one or more operating deposit accounts with the Bank for the period of time during which the Loan remains unpaid, including an account into which all of the tenant construction allowances shall be deposited for locations on which the Bank has made Construction Advances. Such account shall be styled as the "Champps Entertainment, Inc. Construction Account" under the Bank's account no. 701002834 ("Construction Account"). It is expressly understood and agreed by the Borrower that remittances of Tenant Construction Allowance funds payable to Borrower shall be deposited into the Construction Account, and that the Bank shall have the right, at any time and from time to

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time, to debit the Construction Account, as and when the Bank deems the funds to be collected, to pay any and all sums due the Bank under any or all of the Construction Notes.

          f. The Bank shall be entitled, and is expressly authorized, to debit any one or more of the operating deposit accounts of the Borrower for all monthly interest payments due under the Notes, and other required payments due under the Notes, this Agreement, or the other Loan Documents.

          g. During the term of the Loan, Borrower shall expend no more than Five Million Dollars ($5,000,000.00) in capital expenditures for improvements to or replacements for its existing restaurant locations on a fiscal year basis. Borrower shall make a certification to the Bank of its replacement capital expenditures within forty-five (45) days of the end of each fiscal year quarter, and within one hundred fifty (150) days of the Borrower's fiscal year end, in a form to be promulgated by the Bank or created by the Borrower and acceptable to the Bank in its reasonable discretion.

     10. BORROWER'S NEGATIVE COVENANTS. In addition to the other obligations set forth in this Agreement and in any Loan Document, while any amount due under the Loan is unpaid, Borrower shall not, without prior written consent of the
Bank:

          a. Merge or consolidate with or into any other entity, except that a subsidiary of Borrower may merge with another subsidiary of Borrower or with the Borrower, so long as the Borrower is the continuing entity;

          b.   Significantly change the character of the Borrower's business;

          c. Sell, lease, transfer, or otherwise dispose of all or substantially all of the Borrower's assets; or

          d. Purchase, acquire, or retire any of its outstanding shares, capital, or equity interests, other than by issuing its shares, capital, or equity interests in exchange therefor.

     11. BORROWER'S REPRESENTATIONS AND WARRANTIES. In addition to all of the representations and warranties contained in the Loan Documents, Borrower hereby represents and warrants to the Bank that:

          a. All narratives, descriptions, statements, financial statements and accompanying notes, tax returns, accounts receivable reports, and other information, previously or currently provided by or on behalf of the Borrower to the Bank are true, complete and accurate as to their material terms, do not contain any material misrepresentation, and do not omit any material information needed to assure their completeness and accuracy. Any narratives, descriptions, statements, financial statements, tax returns, accounts receivable reports, or other information hereafter provided by or on behalf of the Borrower to the Bank will be true, complete and accurate as to their material terms, will not contain any material misrepresentation, and will not omit any material information needed to assure their completeness and accuracy. Without limiting the generality of the foregoing, the Borrower has or will have no actual or contingent liabilities, except such as are or will be reflected in the financial statements and

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accompanying notes previously provided by the Borrower or to be provided by the
Borrower pursuant to this Agreement.

          b. Borrower is duly organized, validly existing, and in good standing under the laws of its state of origin, and has all powers necessary to execute this Agreement and all Loan Documents, to borrow money in accordance with the terms hereof, and to do any and all things required herein. Further, the Borrower is qualified to transact business and is in good standing in the State of Colorado, and in each state in which it operates its restaurant business, and in each other jurisdiction in which such qualification or standing is necessary to the conduct of its business, and where the failure to be so qualified would adversely affect the validity of, the enforceability of, or the ability of the Borrower to perform its obligations under, this Agreement and the Loan Documents.

          c. The Borrower's principal place of business, principal office, and the office where it keeps its books and records as to the Borrower's business is located at its address set out in Section 15 below.

          d. The Borrower has the requisite power and authority (i) to lease its locations and own its personal property, and to carry on its business as now conducted and as contemplated to be conducted in the performance of the obligations under this Agreement, and (ii) to execute and deliver the Loan Documents, and (iii) to carry out the transactions contemplated by this Agreement and the other Loan Documents.

          e. The execution, delivery and performance of this Agreement and the Loan Documents has in each case been duly authorized by all necessary action and proceedings by or on behalf of the Borrower, and no further approvals or filings of any kind, including any approval of or filing with governmental authority, are required by or on behalf of the Borrower as a condition to the valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Documents. No provision in any of Borrower's organizational documents, including the articles, by-laws, or any other organizational documents, or of any law, regulation, agreement or undertaking by which Borrower is governed or bound, or to which Borrower is a party, conflicts with or prevents the Borrower from executing and carrying out the terms of this Agreement and the Loan Documents.

          f. This Agreement and the other Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, or equitable principles affecting the enforcement of creditors' rights generally or by the exercise of discretion of any court.

          g. Nothing has occurred or will occur before funding of the Loan (or any portion thereof) that will materially affect in any adverse manner the condition, business or operations of Borrower as set forth in any information previously or currently provided by or on behalf of Borrower to the Bank. Borrower is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement or the other Loan Documents and, after giving effect to such transactions, the Borrower will not be left with an unreasonably small amount of capital with which to engage in its business or undertakings, nor will the Borrower have incurred, have intended to incur, or believe that it has incurred, debt beyond its ability to pay such debts as they mature. The Borrower did not receive less than a reasonably equivalent value in exchange for incurrence of the indebtedness represented by the Notes. There is no contemplated, pending or, to the best of Borrower's knowledge, threatened bankruptcy, reorganization, receivership, insolvency or like proceeding, whether voluntary or involuntary, affecting the Borrower and there has been no assertion or exercise of jurisdiction over the Borrower by any court empowered to exercise bankruptcy powers.

          h. There are no defaults by the Borrower or, to the knowledge of the Borrower, by any other person under any contract to which the Borrower is a party relating to the Collateral, other than defaults which do not permit the non-defaulting party to terminate the contract and which do not have, or are not reasonably expected to have, a material adverse affect upon the Borrower. The Borrower has not received notice or has any knowledge of any existing circumstances in respect of which it would receive any notice of default or breach in respect of any contracts affecting or concerning any of the Collateral.

          i. Borrower has filed all required federal, state and local tax returns, has paid all taxes and assessments as shown on such returns, has otherwise paid all taxes and assessments as the same have become due and owing, and has withheld and paid all withholding, trust fund and/or similar taxes and assessments as required. No material tax obligations or assessments have been asserted or are unpaid except as disclosed in Borrower's financial statements and accompanying notes.

          j. Borrower will use the Loan only for commercial and/or business purposes, and not for any other purpose, including, without limitation, for personal, family or household purposes, and will use the Loan and its proceeds only for working capital and for construction of and improvements in new restaurant locations.

     12. BORROWER'S AFFIRMATIVE DUTIES. In addition to the other obligations set forth in this Agreement or in any Loan Document, while any amount due under the Loan remains unpaid, Borrower shall:

          a. Promptly inform the Bank of any demand or litigation, any termination or change in contractual right or obligation, or other event or change that could materially affect Borrower, its business, its operations or any of its locations;

          b. Promptly notify the Bank if and when any change occurs during the term of the Loan with respect to any two of the person(s) serving as the chief executive officer, the chief financial officer, and the chief operating officer;

          c. Furnish to the Bank with reasonable promptness such data and information concerning the business of the Borrower as may be reasonably requested by the Bank from time to time, and permit the Bank to inspect Borrower's books and records as well as Borrower's locations, inventory, equipment and furnishings at any time;

          d. Maintain its good standing in its state of origin and in the State of Colorado, and maintain all licenses, franchises, permits, trade names, trademarks, copyrights, patents, rights, registrations or other statuses necessary to the conduct of its business and its operations;

          e. Promptly commence and diligently prosecute to completion the construction of any improvements at the new restaurant locations for which the Bank will make (or has made) Construction Advances; and

          f. Execute and cause others to execute and deliver to the Bank all Loan Documents.

      13. EVENTS OF DEFAULT. The Borrower shall be in default under this Agreement upon the happening of any one of the following events (collectively, "Events of Default"):

          a. At any time the Borrower repudiates, breaches, or otherwise fails to perform or satisfy, or fails to cause the performance or satisfaction of, any term, representation, warranty, duty, covenant or condition contained in this Agreement;

          b. If the Borrower commits, or permits the commission of, any act or omission which constitutes an event of default or other breach or repudiation under, or with respect to, any Loan Document;

          c. If the Borrower commits, or permits the commission of, any act or omission which constitutes an event of default or other breach or repudiation under, or with respect to, any other agreement between the Bank and the Borrower, and such event of default, breach or repudiation has not been cured within all applicable cure periods provided under such agreement(s);

          d. If the Borrower fails to meet its financial covenants (or any of them) as set forth in Section 9 above; or

          e. If the Borrower defaults on any indebtedness to others in excess of $250,000.00 on which it may be liable, or defaults on any indebtedness to the Bank on which it may be liable, regardless of amount;

and such default is not cured within the applicable grace period.

      14. BANK'S REMEDIES. Upon the occurrence of an Event of Default, and at any time thereafter, the Bank may, at the same or different times, take one or more of the following actions:

          a. Terminate any obligation to extend credit under this Agreement, the Notes, any Loan Documents, or any other agreement with Borrower;

          b. To foreclose against or otherwise exercise any rights with respect to any Collateral, whether real or personal, securing the Loan or any obligation under this Agreement or any Loan Document, including the exercise of any power of sale granted in any security agreement or instrument, or under applicable law;

          c. To exercise self-help remedies such as setoff or repossession;

          d. To obtain provisional or ancillary remedies such as injunctive relief (whether temporary, preliminary or permanent), sequestration, attachment, garnishment, replevin, or the appointment of a receiver by a court having jurisdiction;

          e. To exercise any other right or remedy available under the Notes, any Loan Document, or available under any other agreement between the Bank and Borrower;

          f. To place a hold on any and all deposit accounts belonging to Borrower at the Bank, so as to retain funds then deposited with the Bank (in the amount due the Bank as a result of an Event of Default) in the Bank's custody;

          g. To commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, this Agreement or the Collateral; and/or

          h. To exercise any right or remedy available to it at law or in equity.

All such remedies shall be cumulative and not exclusive, and the Bank shall not be obligated to pursue any right or remedy or elect any particular right or remedy, nor will its choice of any particular right or remedy preclude or otherwise affect its ability to choose or pursue any other right or remedy.

      15. NOTICES. All notices that a party may be required or desire to give to the other party shall be in writing and shall be given by any of the following methods: (i) personal delivery against a signed receipt, (ii) registered or certified mail, postage prepaid, return receipt requested, or (iii) overnight delivery service, to the other party at its address set forth below. Notices shall be effective upon (A) actual receipt thereof by the party to be notified, or (B) actual delivery thereof to the appropriate address.

       If to Bank:           First National Bank of Colorado
                             Attn: Len J. Koch
                                   Vice President, Commercial Banking
                             555 - 17th St., Suite 3400
                             Denver, Colorado  80202

       with a copy to:       Pendleton, Friedberg, Wilson & Hennessey, P.C.
                             Attn:  William J. Bourke, Esq./Leslie Toepfer, Esq.
                             303 E. 17/th/ Ave., Suite 1000
                             Denver, Colorado  80203-1263

       If to Borrower:       Champps Entertainment, Inc.
                             10375 Park Meadows Drive, Suite 560
                             Littleton, Colo.  80124-6791
                             Attn: William H. Baumhauer, President
      with a copy to:        Donna L. Depoian, Esq.
                             Vice President, General Counsel and Secretary
                             614 Forest Street
                             North Andover, Mass.  01845

      16. RELATION TO LOAN APPLICATION AND OTHER LOAN DOCUMENTS. The terms and provisions of this Agreement, the Notes, and the other Loan Documents supersede any inconsistent terms and conditions of the Bank's loan application or Loan Commitment to the Borrower; provided that all obligations of the Borrower under the Loan Commitment to pay any fees to the Bank or any costs and expenses relating to the Loan or the Loan Commitment shall survive the execution and delivery of this Agreement, the Notes, and the other Loan Documents, and any failure of the Borrower to perform any such obligations shall constitute a default hereunder. To the extent any provisions set forth in this Agreement conflict materially with any in the Notes, or the other Loan Documents, and in the event such conflicts cannot be reconciled, the terms contained in the Notes and the other Loan Documents shall prevail, unless otherwise specified.

      17. PAYMENT OF EXPENSES. The Borrower will pay the Bank's reasonable out-of-pocket costs and expenses incurred in connection with or in the exercise of any of the Bank's rights or remedies under this Agreement, including, without limitation, reasonable legal fees and disbursements of any kind, filing fees, travel expenses of the Bank's employees and agents, and any other reasonable fees and costs for services which are not customarily performed by the Bank's salaried employees. The provisions of this Section will survive the termination of this Agreement and the repayment of the Loan.

      18. MISCELLANEOUS PROVISIONS.

          a. Modification/Waiver. No modification, waiver or supplement of or to this Agreement or any of its provisions, nor any consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Bank, and then such modification, waiver, supplement or consent shall be effective only for the specific instance and purpose for which given. No notice or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar, or other circumstances. No delay on the part of the Bank in exercising any right, power or privilege shall operate as a waiver thereof.

          b. Binding/Beneficial Effect. This Agreement shall bind and inure to the benefit of the Bank and the Borrower, and each of their respective successors and assigns, but shall not bind or benefit any other person or entity, except to the extent set forth in Subsection 18.c. below.

          c. Assignment. The Borrower may not assign or delegate any rights or obligations under this Agreement without the Bank's prior written consent, which consent may be granted or withheld in the Bank's sole and absolute discretion.

          d. Entire Agreement/Effect of Conflict. This Agreement, together with all Loan Documents, shall constitute the parties' entire agreement concerning the subject matter of the

Loan, and shall supersede any and all previous or contemporaneous agreements and discussions concerning the Loan, all of which agreements and discussions are merged herein. The parties intend the terms of this Agreement to be consistent and compatible with the terms and provisions of the Loan Documents, and intend and desire that the terms and provisions of all such Documents shall be interpreted, whenever possible, as consistent and compatible with, or supplemental to, the terms and provisions of this Agreement.

      If, notwithstanding the parties' intent, any term or provision of this Agreement is found to be inconsistent or incompatible with any term or provision of any Loan Document, then the term or provision of the Loan Document(s), as the case may be, shall be effective and shall control, and the inconsistent or incompatible term or provision of this Agreement shall be ineffective; provided, however, that all other terms and provisions of this Agreement shall continue in full force and effect.

          e. Voluntary and Informed Execution. Borrower acknowledges that he/she/it has carefully read and considered each term and provision of this Agreement, and executes this Agreement voluntarily and with full understanding of the meaning and effect of each of its terms and provisions. Borrower further acknowledges that he/she/it has had the opportunity to consult with legal counsel concerning the meaning and effect of this Agreement, and has either consulted with counsel, or has voluntarily decided to forego such consultation.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

BANK:                                       BORROWER:
First National Bank of Colorado,            Champps Entertainment, Inc.,
a national banking corporation              a Delaware corporation



By:   /s/ Leonard J. Koch                   By:   /s/ Frederick J. Dreibholz
   -------------------------------             ---------------------------------
Name: Leonard J. Koch                       Name: FJ Dreibholz
     -----------------------------               -------------------------------
Its:  Vice President                        Its:  CFO
    ------------------------------              --------------------------------

                                    EXHIBIT A

                           $2,000,000 PROMISSORY NOTE

                                    EXHIBIT B

                             FORM OF PROMISSORY NOTE

                         FOR CONSTRUCTION LINE OF CREDIT

                                    EXHIBIT C

                                      FEES

            Type of Fee                 Amount                    Due Date
            -----------                 ------                    --------
   Origination Fee for Working        $12,500.00     Date of Initial Funding of the Loan
      Capital Line of Credit

Origination Fee for Construction      $30,000.00     Date of Initial Funding of the Loan
          Line of Credit

         UCC Search Fees              $   434.29     Date of Initial Funding of the Loan

        Bank's Legal Fees             $13,000.00     Date of Initial Funding of the Loan

                                   EXHIBIT D-1

                        ASSIGNMENT AND ESTOPPEL AGREEMENT

                                   EXHIBIT D-2

                              CONSENT TO ASSIGNMENT

                                       21